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                                                                  EXHIBIT 10.6.2

                                    AMFM INC.

                               FIRST AMENDMENT TO
                         CHANCELLOR BROADCASTING COMPANY
                                STOCK AWARD PLAN

         THIS FIRST AMENDMENT TO THE CHANCELLOR BROADCASTING COMPANY STOCK AWARD PLAN (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (the "Company"), effective as of March 31, 2000.

                                    RECITALS

         WHEREAS, the Company is the successor in interest to the obligations of Chancellor Broadcasting Company under the Chancellor Broadcasting Company Stock Award Plan (the "Plan");

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of the Plan; and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is amended as follows:

         1. Section 12 shall be amended and restated in its entirety to read as follows:

         12.      TRANSFERABILITY

                  (a) General. Each Stock Award granted under the Plan that is not a Nonqualified Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right on the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution.


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                  (b) Nonqualified Stock Options

                           (i) Permitted Transferees. The Board or the Committee may, in its sole discretion, permit a participant to transfer all or any portion of a Nonqualified Stock Option, or authorize all or a portion of any Nonqualified Stock Option to be granted to a participant to be on terms which permit transfer by such participant to any individual, firm, company, corporation, partnership, trust or other entity (a "Permitted Transferee"), including pursuant to domestic relations orders entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order; provided that subsequent transfers of Nonqualified Stock Options transferred as provided above shall be prohibited except subsequent transfers back to the original participant.

                           (ii) Other Transfers and Exercise Rights. Except as expressly permitted by Section 12(b)(i), Nonqualified Stock Options requiring exercise shall not be transferable other than by will or the laws of descent and distribution. In the event that a legal representative has been appointed in connection with the Disability of an participant, the participant's options may be exercised by the legal representative.

                           (iv) Effect of Transfer. Following the transfer of any Nonqualified Stock Option as contemplated by Sections 12(b)(i) and 12(b)(ii), (A) such Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "participant" shall be deemed to refer to the Permitted Transferee or the estate or heirs of a deceased participant, as applicable, to the extent appropriate to enable the participant to exercise the transferred Nonqualified Stock Option in accordance with the terms of this Plan and applicable law and
         (B) the provisions of Sections 7(e) and 7(g) hereof shall continue to be applied with respect to the original participant and, following the occurrence of any such events described therein the Nonqualified Stock Options shall be exercisable by the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased participant, as applicable, only to the extent and for the periods specified in Sections 7(e) and 7(g), and (C) in the discretion of the Board or the Committee, all voting control in the securities transferred pursuant to the exercise of Nonqualified Stock Options shall be retained in the original participant.

                  (c) Procedures and Restrictions. Any participant desiring to transfer a Non-Qualified Stock Option as permitted under Section 12(b) shall make application therefor in the manner and time specified by the Board or the Committee and shall comply with such other requirements as the Board or the Committee may require to assure compliance with all applicable tax and securities laws. The Board or the Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.


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         2. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                  AMFM INC.


                                  By:        /s/ W. Schuyler Hansen
                                           -------------------------------
                                  Name:    W. Schuyler Hansen
                                  Title:   Senior Vice President and
                                           Chief Accounting Officer


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